Exhibit 99.1

Overland Storage Announces Preliminary Fiscal 2012 Second Quarter Results

San Diego, CA – January 11, 2012 – Overland Storage (NASDAQ: OVRL), a trusted global provider of effortless data management and data protection solutions across the data lifecycle, today announced preliminary financial results for its fiscal 2012 second quarter ended December 31, 2011. Based on preliminary financial results, the Company expects to exceed its operating efficiency improvement guidance and meet its prior expectations for second quarter revenue.

Second Quarter Fiscal and Third Quarter Fiscal 2012 Operating Efficiency Highlights:

Based on preliminary financial results, the Company expects:

•	Second quarter revenue of approximately $15.0 million

•	A more than 5% sequential reduction in second quarter operating expenses

•	A more than 10% reduction in operating expenses for third quarter fiscal 2012 when compared to the first quarter

Overland reported during the second fiscal quarter that the International Trade Commission (ITC) action and district court action against IBM and Dell had been resolved by settlement. Overland’s infringement suit against BDT is ongoing, with an initial determination date from the ITC scheduled to be released on January 26, 2012. The company remains optimistic about the case and is represented by DLA Piper LLP.

“We are pleased to announce that our preliminary revenue for the second quarter is in line with expectations and our preliminary and future operating expense improvements will exceed our guidance,” said Eric Kelly, President and CEO of Overland Storage. “While we have seen an industry-wide increase in the price of disk drives as a result of supply shortages caused by the devastating flood in Thailand, we were able to procure adequate quantities during the quarter to meet demand. We continue to see strong customer acceptance for our new SnapServer DX storage solution and look forward to giving more detail in the coming months.”

The financial results and operating information included in this press release are preliminary and subject to change. Overland is in the process of finalizing its financial results for its fiscal 2012 second quarter ended December 31, 2011 and the Company plans to report its final financial results in February 2012.

About Overland Storage

Overland Storage is a trusted global provider of effortless data management and data protection solutions across the data lifecycle. By providing an integrated range of technologies and services for primary, nearline, offline, archival, and cloud data storage, Overland makes it easy and cost effective to manage different tiers of information over time. Whether distributed data is across the hall or across the globe, Overland enables companies to focus on building their business instead of worrying about data growth. Overland SnapServer®, SnapSAN®, NEO® and REO® solutions are available through a select network of value added resellers and system integrators. For more information, visit www.overlandstorage.com.

Safe Harbor Statement

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. This report contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, but are not limited to: the accuracy of our estimates and projections prior to our usual quarter-end review; our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs; our ability to achieve the intended cost savings and maintain quality with our new manufacturing partner; our ability to generate cash from operations; the ability of our suppliers to provide an adequate supply of components for our products at prices consistent with historical prices; our ability to raise outside capital and to repay our debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; our ability to maintain the listing of our common stock on the NASDAQ Capital Market; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Connect with Overland Storage:

Follow Overland on Twitter: www.twitter.com/OverlandStorage

Visit Overland on Facebook: www.facebook.com/OverlandStorage

Overland Storage, SnapServer, SnapSAN, NEO, REO and the Overland logo are trademarks Overland Storage, Inc., that may be registered in some jurisdictions. All other trademarks used are owned by their respective owners.

Investor Relations Contact:

Charles Messman or Todd Kehrli

MKR Group Inc.

323-468-2300

ovrl@mkr-group.com

Media Contact:

Elizabeth Zaborowska

Bhava Communications

overland@bhavacom.com

510-219-8127